EXHIBIT 1.A(13)(h)

PRUCO LIFE INSURANCE COMPANY


|  Insured                                  |  Rider for Policy No.
|                                           |
|_____________________________________      |___________________________________


There is an impairment of the Insured's eyesight. If he or she becomes disabled as a result of the loss of eyesight, here is what will apply for that disability. We will not allow benefits under any benefit for waiving premiums in the event of disability in (1) this contract, or (2) any other contract on the Insured's life to which you change or for which you exchange this contract or any of its benefits.

                                         I have signed the copy of this rider
                                         to be attached to the contract as well
                                         as the copy for the Service Office.


I have witnessed the signature(s)       | Signature of Proposed Insured
on the copy of this rider to be         |
attached to the contract as well as     |
on the copy for the Service Office.     |_______________________________________


| Signature of Witness                  | Signature of Applicant
|                                       | (If other than proposed Insured)
|                                       |
|___________________________________    |_______________________________________
                                         (If applicant is a firm or corporation,
                                          show that company's name)


                                        | By
                                        |
                                        |
                                        |_______________________________________
                                         (signature and title of officer
                                          signing for that company)


                                         RIDER ATTACHED TO AND MADE A PART OF
                                         THIS CONTRACT ON THE CONTRACT DATE

                                         PRUCO LIFE INSURANCE COMPANY,


                                         By /s/ ISABELLE L. KIRCHNER
                                            ----------------------------
                                                Secretary


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PLI 52--82     THIS COPY IS TO BE ATTACHED TO THE CONTRACT     Printed in U.S.A.
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                                     II-183